UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On August 5, 2015, Trent J. Carman and Air Methods Corporation (the “Company”) agreed that in connection with the Company’s long range succession planning, Mr. Carman would transition from his current role as the Company’s Chief Financial Officer and Treasurer to other roles within the Company. There is no specific time frame for this transition and the Company expects that Mr. Carman will remain in his role as Chief Financial Officer until a new Chief Financial Officer is appointed.

Item 8.01	Other Items.

On August 6, 2015, the Company announced that its Board of Directors approved a repurchase program of up to $200 million of the Company’s common stock.  Shares of the Company’s common stock will be repurchased in the open market at times and amounts considered appropriate by the Company based on factors including price and market conditions. This share repurchase program does not obligate the Company to acquire any particular amount of common stock. The Company’s share repurchase program may be suspended, discontinued or resumed at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR METHODS CORPORATION

Date: August 10, 2015	By:	/s/ Crystal L. Gordon
Crystal L. Gordon, Senior Vice President, General Counsel and Secretary